EX23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70493, 333-79157, 333-74876, 333-84329, 333-80755, 333-85914, 333-118329, 333-167331 and 333-188766) of Sleep Number Corporation of our report dated June 27, 2018, relating to the financial statements and supplemental schedule of the Sleep Number Profit Sharing and 401(k) Plan, which appear in this Form 11-K for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
June 27, 2018